EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        That each person whose signature appears below, as a Director of TYCO INTERNATIONAL LTD. (the "Company"), a Bermuda company with its general offices at 90 Pitts Bay Road, Pembroke, HM 08, Bermuda, does hereby make, constitute and appoint EDWARD D. BREEN, DAVID J. FITZPATRICK, WILLIAM B. LYTTON, JUDITH A. REINSDORF, or any one of them acting alone, his or her true and lawful attorneys, with full power of substitution and substitution, in his or her name, place and stead, in any and all capacities, to execute and sign (1) the Company's Registration Statement on Form S-8 covering the registration of additional securities of the Company to be issued under the Company's 2004 Stock and Incentive Plan, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (2) the Company's Registration Statement on Form S-4 covering the registration of an offer to exchange the existing 6% Notes due 2013 (the "Existing Notes") of Tyco International Group S.A. ("TIG"), guaranteed by the Company, for new 6% Notes due 2013 of TIG, guaranteed by the Company, with substantially identical terms as the Existing Notes to be issued pursuant to the Registration Rights Agreement, dated November 12, 2003 among TIG, the Company and the Initial Purchasers (as defined therein), and any and all amendments thereto, and documents in connection therewith, to be filed with the Commission under the Act, in each case giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 12th of February 2004.

/s/ EDWARD D. BREEN	/s/ JOHN A. KROL

Edward D. Breen Chairman	John A. Krol Director
/s/ DENNIS C. BLAIR	/s/ GEORGE W. BUCKLEY

Adm. Dennis C. Blair Director	George W. Buckley Director
/s/ BRUCE S. GORDON	/s/ H. CARL MCCALL

Bruce S. Gordon Director	H. Carl McCall Director
/s/ MACKEY J. MCDONALD	/s/ BRENDAN R. O'NEILL

Mackey J. McDonald Director	Dr. Brendan R. O'Neill Director
/s/ SANDRA S. WIJNBERG	/s/ JEROME B. YORK

Sandra S. Wijnberg Director	Jerome B. York Director